Exhibit 99(h)(8)(a)

(RETAIL)

AMENDMENT NO. 1 TO
PARTICIPATION AGREEMENT BETWEEN
TRANSAMERICA CAPITAL, INC. AND
ML LIFE INSURANCE COMPANY OF NEW YORK

          The Participation Agreement, dated September 1, 2008 (“Agreement”) between Transamerica Capital, Inc. (the “Underwiter”), and ML Life Insurance Company of New York (the “Company”) is hereby amended as of May 1, 2010 as follows:

3.	Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:
AMENDED SCHEDULE B
FUNDS AND CLASSES

Dated: May 1, 2010

Class A Shares of the following registered investment companies:

Transamerica Flexible Income
Transamerica Growth Opportunities
Transamerica Small/Mid Cap Value
Transamerica WMC Diversified Growth

          All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2010.

TRANSAMERICA CAPITAL, INC.		ML LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer,		By its authorized officer,

By:	/s/ Brenda L. Smith	By:	/s/ Arthur D. Woods

	Brenda L. Smith		Arthur D. Woods
Title: Assistant Vice President		Title: Vice President

AMENDMENT NO. 2 TO
PARTICIPATION AGREEMENT AMONG
TRANSAMERICA SERIES TRUST,
TRANSAMERICA CAPITAL, INC., AND
ML LIFE INSURANCE COMPANY OF NEW YORK

          The Participation Agreement, dated September 1, 2008 (“Agreement”) among Transamerica Series Trust (the “Trust”), Transamerica Capital, Inc. (the “Distributor”), and ML Life Insurance Company of New York (the “Insurance Company”) is hereby amended as of May 1, 2010:

4.	Schedule C of the Agreement is deleted in its entirety and replaced with the following Amended Schedule C:

AMENDED SCHEDULE C
Portfolios
Service Class Shares

Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Convertible Securities VP
Transamerica Growth Opportunities VP
Transamerica Diversified Equity VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica U.S. Government Securities VP
Transamerica WMC Diversified Growth VP

          All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2010.

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L. Smith

	Christopher A. Staples		Brenda L. Smith
Title: Chief Investment Officer and		Title: Assistant Vice President
Vice President

ML LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Arthur D. Woods

Arthur D. Woods
Title: Vice President